UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2020

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2020, Movado Group, Inc. (“MGI”) and its wholly owned subsidiary, Swissam Products Limited (“SPL” and together with MGI, the “Company”), entered into a License Agreement (the “Amended License Agreement”) with Tommy Hilfiger Licensing LLC (“THL”). The Amended License Agreement is effective as of January 1, 2020 and it extends and replaces the parties’ Amended and Restated License Agreement dated as of September 16, 2009 (as previously amended, the “Prior License Agreement”).

Modifications to the Prior License Agreement, as implemented by the Amended License Agreement, include the following:

•
The license period has been extended from December 31, 2019 through December 31, 2024 and may be renewed for an additional five years through December 31, 2029 upon the Company’s request, provided that THL in its reasonable discretion approves the Company’s proposed business plan for the renewal term and the Company has met its minimum sales requirements in at least two of the first four annual periods and is projected to meet the minimum sales requirement for the fifth annual period.

•
Annual guaranteed minimum royalties are specified.  In addition, sales of licensed products (except sales to THL-related entities) remain subject to a percentage royalty to the extent exceeding the annual guaranteed minimum royalty.

•
Annual minimum sales of licensed products are specified and THL has the right to terminate the agreement if such minima are not achieved for any two annual periods within any interval of five consecutive annual periods.

•
The Company must itself spend a percentage of its net sales of licensed products on cooperative advertising and direct advertising.  In addition, annual guaranteed minimum advertising payments to THL are specified and the Company must pay THL an advertising contribution equal to a percentage of net sales of licensed products to the extent such amount exceeds the annual guaranteed minimum advertising payment. The separate annual brand contribution payable to THL under the Prior License Agreement was eliminated.

The other provisions of the Amended License Agreement remain substantially unchanged.

The Company intends to file the Amended License Agreement as an exhibit to its next periodic report, and such exhibit will be partly redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2020
MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel